INDEPENDENT AUDITORS' REPORT

THE UNITHOLDERS, SPONSOR AND TRUSTEE FIDELITY DEFINED TRUSTS SERIES 2 (Rolling Government Series 2, GNMA Portfolio; Investment Grade Series 1, Intermediate Insured Utility Portfolio; and Investment Grade Series 2, Corporate Portfolio)

We have audited the statements of financial condition and schedules of portfolio securities of Fidelity Defined Trusts Series 2 (Rolling Government Series 2, GNMA Portfolio; Investment Grade Series 1, Intermediate Insured Utility Portfolio; and Investment Grade Series 2, Corporate Portfolio)as of May 31, 1997, and the related statements of operations and changes in net assets for the period from June 7, 1996 (date of deposit) to May 31, 1997. These financial statements are the responsibility of the Trustee (see Footnote (a)(1)). Our responsibility is to express an opinion on these financial statements based on our audits.We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of the securities owned as of May 31, 1997 as shown in the statements of financial condition and schedules of portfolio securities by correspondence with The Chase Manhattan Bank, the Trustee. An audit also includes assessing the accounting principles used and the significant estimates made by the Trustee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Fidelity Defined Trusts Series 2 (Rolling Government Series 2, GNMA Portfolio; Investment Grade Series 1, Intermediate Insured Utility Portfolio; and Investment Grade Series 2, Corporate Portfolio) as of May 31, 1997, and the results of their operations and the changes in their net assets for the period from June 7, 1996 (date of deposit) to May 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
September 9, 1997